UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ROMAN DBDR TECH ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

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Contact: Paulo Acuña pacuna@olmsteadwilliams.com 310-824-9000

CompoSecure CEO Jon Wilk Named Entrepreneur Of The Year Award® 2021 Winner in New Jersey

This year’s winners are the 35th class of unstoppable entrepreneurs who transform New Jersey and beyond

Somerset, New Jersey – July 27, 2021 – CompoSecure Holdings, L.L.C. (“CompoSecure”), a leading provider of premium financial payment cards and emergent cryptocurrency storage and security solution provider, today announced Jon Wilk, President and CEO, was named a winner of the Ernst & Young’s Entrepreneur Of The Year® 2021 New Jersey Award. Now, in its 35th year, the Entrepreneur Of The Year program honors the next class in a long line of relentless creators and disrupters. Wilk was selected as one of the 12 winners that distinguished themselves as leaders in their respective categories.

“It is a tremendous honor and privilege to be recognized by Ernst & Young as a winner of New Jersey’s Entrepreneur Of The Year Award, and I am truly humbled to be among the trailblazers who are shaping the future,” said Jon Wilk, CEO of CompoSecure, which recently announced it had signed a merger agreement with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR), a special purpose acquisition company. “I am constantly inspired by our team’s dedication and commitment to CompoSecure’s mission, even through a pandemic, and I look forward to the company’s future growth.”

As a 20-year veteran in the banking and payments industry, Jon Wilk successfully led growth and innovation in banking and payments at some of the world’s largest financial institutions, including Bank of America and JP Morgan. Wilk transitioned from his leadership role at JP Morgan to the private equity world to lead and grow portfolio business. As CEO at CompoSecure, he successfully made the transition from large companies with more than 100,000 people to an entrepreneurial company with less than 200 employees when he started and more than 650 today. He led a major shift in CompoSecure’s marketing and positioning of its products and created foundational infrastructure to support growth and innovation. Wilk led the CompoSecure team to triple net revenues from approximately $90M in 2015 to over $260M in 2020 and has been instrumental in making CompoSecure a category leader in premium payment cards and building a new 3-factor authentication solution for the crypto currency and broader digital asset market (Arculus) launching in September 2021.

On April 19, 2021, CompoSecure announced that it had signed a merger agreement with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR) (“Roman DBDR”), a special purpose acquisition company. Upon closing of the proposed merger, the combined company will operate as CompoSecure, Inc. and plans to trade on the Nasdaq stock market. The transaction reflects a pro forma enterprise value for the combined company of approximately $1.2 billion. The transaction is expected to close in the third quarter of 2021 and remains subject to approval by Roman DBDR stockholders and other customary closing conditions.

The Entrepreneur Of The Year Award® winners were announced during a special virtual celebration on July 26, 2021. Wilk, along with all Award winners, are now lifetime members of an esteemed community of Entrepreneur Of The Year alumni worldwide. This group of entrepreneurial leaders transforming our world was selected by an independent judging panel made up of previous award winners, leading CEOs, investors and other regional business leaders.

Contact: Paulo Acuña pacuna@olmsteadwilliams.com 310-824-9000

About CompoSecure

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, sell and store cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit www.arculus.co.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. While the company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, it intends to focus its search on companies in the technology, media and telecom (“TMT”) industries. The company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit www.romandbdr.com Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

About Entrepreneur Of The Year®

Entrepreneur Of The Year® is the world’s most prestigious business awards program for unstoppable entrepreneurs. These visionary leaders deliver innovation, growth and prosperity that transform our world. The program engages entrepreneurs with insights and experiences that foster growth. It connects them with their peers to strengthen entrepreneurship around the world. Entrepreneur Of The Year is the first and only truly global awards program of its kind. It celebrates entrepreneurs through regional and national awards programs in more than 145 cities in over 60 countries. Winners go on to compete for the EY World Entrepreneur Of The Year™ title. For more information visit: www.ey.com/us/eoy

Contact: Paulo Acuña pacuna@olmsteadwilliams.com 310-824-9000

About EY Private

As Advisors to the ambitious™, EY Private professionals possess the experience and passion to support private businesses and their owners in unlocking the full potential of their ambitions. EY Private teams offer distinct insights born from the long EY history of working with business owners and entrepreneurs. These teams support the full spectrum of private enterprises including private capital managers and investors and the portfolio businesses they fund, business owners, family businesses, family offices and entrepreneurs. Visit www.ey.com/private

About EY

EY is a global leader in assurance, tax, strategy, transaction and consulting services. The insights and quality services we deliver help build trust and confidence in the capital markets and in economies the world over. We develop outstanding leaders who team to deliver on our promises to all of our stakeholders. In so doing, we play a critical role in building a better working world for our people, for our clients and for our communities.

EY refers to the global organization, and may refer to one or more, of the member firms of Ernst & Young Global Limited, each of which is a separate legal entity. Ernst & Young Global Limited, a UK company limited by guarantee, does not provide services to clients. Information about how EY collects and uses personal data and a description of the rights individuals have under data protection legislation are available via www.ey.com/privacy. For more information about our organization, please visit www.ey.com.

Contact: Paulo Acuña pacuna@olmsteadwilliams.com 310-824-9000

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the proposed merger described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and the timing of the ArculusTM launch and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the proposed merger; the inability to recognize the anticipated benefits of the proposed merger, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed merger. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the preliminary proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed merger filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and the definitive proxy statement and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Press Release is based on the estimates of CompoSecure and Roman DBDR management.

Contact: Paulo Acuña pacuna@olmsteadwilliams.com 310-824-9000

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a preliminary proxy statement with the SEC. A definitive proxy statement will be sent to stockholders of Roman DBDR seeking approval of the proposed merger. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: William Maina, ICR for CompoSecure, (646) 277-1236, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the preliminary, and will be included in the definitive, proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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